Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

(1) Raptor Mining LLC, a Florida limited liability company

(2) Megalodon Mining and Electric, a Florida limited liability company

(3) TRXA Merger Sub, Inc., a Delaware corporation